Investor Update October 2024 Copyright © 2024 Veritone, Inc. All rights reserved. Trademarks are the property of their respective owners. Veritone Announces Divestiture of Veritone One Exhibit 99.2

Forward-Looking Statements & Disclaimers This presentation of Veritone, Inc. (the “Company” or "Veritone") contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding our preliminary and unaudited financial results for the three and nine months ended September 30, 2024, our business outlook for the years ending December 31, 2024 and 2025 and expectations for our business after the sale of Veritone One LLC. Without limiting the generality of the foregoing, words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “continue,” “can,” “may,” “confident”, “outlook”, “plans,” “potential,” “projects,” “seeks,” “should,” “will,” “would,” or similar expressions and the negatives of those expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this presentation reflect our current views with respect to future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this presentation. We have included important factors in the cautionary statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and other periodic reports that we have filed and may in the future file with the Securities and Exchange Commission (the “SEC”), particularly in the Risk Factors sections, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Those factors include, but are not limited to: our ability to continue as a going concern, including our ability to service our debt obligations as they come due over the next twelve months; our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital to support our business growth, service our debt obligations and refinance maturing debt obligations, and the availability of such capital on acceptable terms, if at all; our reliance upon a limited number of key customers for a significant portion of our revenue, including declines in key customers’ usage of our products and other offerings; our ability to realize the intended benefits of our acquisitions, sales, divestitures and other planned cost savings measures, including the sale of our media agency, Veritone One, LLC (“Veritone One”) and our ability to successfully integrate our recent acquisition of (i) 100% of the issued and outstanding share capital of (a) Broadbean Technology Pty Ltd I 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia, (b) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales, (c) Broadbean, Inc., a Delaware corporation and (d) CareerBuilder France S.A.R.L., a limited liability company organized (société à responsabilité limitée) under the laws of France, and (ii) certain assets and liabilities related thereto (the foregoing clauses (i) and (ii) together, “Broadbean”); our identification of existing material weaknesses in our internal control over financial reporting; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; actions by our competitors, partners and others that may block us from using third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of our third party service providers; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the Russia-Ukraine conflict, the war in Israel, financial instability, inflation and the responses by central banking authorities to control inflation, monetary supply shifts and the threat of recession in the United States and around the world; high interest rates, inflationary pressures and the threat of a recession in the United States and around the world on our business operations and those of our existing and potential customers. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Before you invest, you should read our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Reports on Form 10-Q and the other documents we have filed and may in the future file with the SEC for more complete information about the Company. You may obtain these documents for free on our website or by visiting EDGAR on the SEC website at www.sec.gov. In addition to our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this presentation also includes a non-GAAP financial measure, Non-GAAP net loss or income. Non-GAAP net loss or income is the Company’s net loss adjusted to exclude provision for incomes taxes, depreciation, amortization expense, stock-based compensation, changes in fair values of warrant liability and contingent consideration, interest income and expense, foreign currency gains and losses, acquisition and due diligence costs, gain on the sale of our energy group, contribution of assets held for sale, variable consultant performance bonus expense, and severance and executive transition costs. Tables detailing the items excluded from this non-GAAP financial measure and reconciling such non-GAAP financial measure with the most directly comparable GAAP financial measure are included in the Appendix.   We have provided this non-GAAP financial measure because management believes such information to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. This non-GAAP financial measure should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including our competitors) may define this non-GAAP measure differently. This non-GAAP financial measure may not be indicative of our historical operating results or predictive of potential future results. Investors should not consider this non-GAAP financial measures in isolation or as a substitute for analysis of our results reported in accordance with GAAP.

Divestiture

Transaction Overview

Strategic Sale with Total Consideration up to $104 Million to Transform Veritone's Focus and Balance Sheet

Veritone One Divestiture Highlights

- **Divestiture of non-core asset** will enable Veritone to focus on AI software, products and services
- **Represented 24% of Veritone trailing revenue** for the nine months ended September 30, 2024
- **Positions Veritone as a pureplay AI company**, building on top of existing material scale which boasts over 3,000 customers after the divestiture
- **Reduces the projected cash costs of carrying the debt from ~$18.4 million per year to ~$9.9 million** after giving effect to the sale and term loan repayment

Financial & Operational Impact

- Total consideration of up to $104 million
  - **Upfront:** $59.1 million in cash at closing with an additional $6.7 million in specified escrow accounts and $20.3 million in purchase price adjustments
  - **Earn-out:** Up to $18.0 million in cash subject to an earn-out based on Veritone One's revenue for calendar year 2025
- Purchase price based on 3.5x multiple of revenue and 8.9x multiple of EBITDA for the trailing twelve months ended September 30, 2024
- Net cash proceeds from the sale used to repay $30.5 million principal amount of term loan, plus accrued interest and prepayment premiums in the aggregate amount of $3.3 million
- After giving effect to the sale and term loan repayment, Veritone has $27.3 million of cash and aggregate principal debt of $134.4 million, down from $168.7 million at December 31, 2023

Timing & Closing

- Simultaneous "sign & close" transaction that closed on October 17, 2024

Copyright © 2024 Veritone, Inc. All rights reserved.

4

Veritone One Divestiture Rationale



Accelerates Strategy to Remain a Leading Enterprise AI Software, Applications and Services Provider

Refocuses Veritone as a pureplay AI company, building on top of existing material scale which boasts over 3,000 customers after the divestiture

Enhances focus on higher growth verticals with strong margin profiles, including Public Sector and Commercial Enterprise AI

Increased contribution from **AI and Software Products & Services revenue streams** expected post-divestiture

Improved balance sheet positions Veritone with resources to accelerate growth of its enterprise AI software and solutions

Strengthens financial profile by reducing overall debt to $134.4 million from $168.7 million at December 31, 2023, reducing the projected cash costs of carrying the debt from ~$18.4 million per year to ~$9.9 million per year*

Further positions Veritone for long-term shareholder growth

* After giving effect to the sale and term loan repayment with use of net cash proceeds from the sale

Copyright © 2024 Veritone, Inc. All rights reserved.

5

Deleverages the Business to Preserve Long-Term Growth Total consideration of up to $104.0 million, with Veritone One contributing approximately 24% of Veritone’s consolidated revenue during the nine months ended September 30, 2024 After giving effect to the closing and repayment of $30.5 million aggregate principal amount of the Company's term loan, the Company had $134.4 million in total debt (including the aggregate principal amount under the term loan and the outstanding convertible notes), compared to $168.7 million in total debt as of December 31, 2023. Through future purchase consideration, the Company can paydown up to $14.8 million of additional debt. Post the repayment of the debt, the weighted average annual interest rate on consolidated debt goes down to approximately 5.5% from 7.2% at December 31, 2023 Consolidated Debt since Q4’21 – Divestiture (in millions) Immediately following the divestiture, consolidated cash at closing of approximately $27.3 million after the $30.5 million debt repayment, $3.2 million of transaction costs and $3.3 million in interest and premiums paid on early paydown of the term debt Transaction signifies large dislocation in value and improves Veritone’s balance sheet * After giving effect to the term loan repayment, the Company will have $134.4 million aggregate principal amount of debt.

Q3 2024 Preliminary Results* and FY 2024/2025 Guidance

- Veritone One represented approximately 24% of consolidated revenue during the nine months ended September 30, 2024.
- Driving Q3 2024 financial results was the timing of certain Public Sector deals, which were partially delayed due to government decision making, coupled with ongoing macro challenges on hiring.
- Driving Fiscal 2025 business outlook is projected growth across Software Products and services, including the Public Sector, and to a lessor extent from managed services from continuing operations.
- Fiscal 2025 business outlook represents year over year improvements in revenue of 20% and Non-GAAP Net Loss from continuing operations of 44% at the midpoint as compared to fiscal 2024 guidance.

Preliminary Results *
Unaudited and $ in Millions

	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Revenue (from continuing operations)	**$21.9 to $22.1**	**$73.3 to $73.6**
Non-GAAP Net Loss from Continuing Operations *	**($10.8) to ($11.3)**	**($31.8) to ($32.4)**
Non-GAAP Net Income from Discontinued Operations *	$3.8 to $4.1	$9.2 to $9.5
Non-GAAP Net Loss *	($7.0) to ($7.2)	($22.6) to ($22.9)

Fiscal 2024 and 2025 Business Outlook
$ in Millions

	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2025
Revenue (from continuing operations)	**$93.5 to $97.0**	**$107.0 to $122.0**
Non-GAAP Net Loss from Continuing Operations *	**($37.0) to ($34.5)**	**($25.0) to ($15.0)**
Non-GAAP Net Income from Discontinued Operations *	$9.5 to $9.8	$-
Non-GAAP Net Loss *	($27.5) to ($24.7)	($25.0) to ($15.0)

* For definitions and more information, see the Supplemental Financial Information and applicable reconciliation slides in the Appendix. The Company's estimates of financial information for the three and nine months ended September 30, 2024 are preliminary and unaudited. The Company's unaudited interim consolidated financial statements for the three and nine months ended September 30, 2024 are not yet available. The above financial information reflects the Company's preliminary estimates based on currently available information and is subject to change. The Company has provided ranges, rather than specific amounts, for the preliminary estimates of the financial information described above primarily because its financial closing procedures for the three and nine months ended September 30, 2024 are not yet complete and, as a result, its final results upon completion of its closing procedures may vary from the preliminary estimates. See the sections titled "Risk Factors," "Special Note Regarding Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of the Company's financial results presented below and the actual financial results and other information the Company will report for the three months ended September 30, 2024. The preliminary estimates for the three and nine months ended September 30, 2024 presented above have been prepared by, and are the responsibility of, management. Grant Thornton LLP, the Company's independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to such preliminary information. Accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto.

7

Veritone to exit the divestiture with over 3,000 software products and services customers and over $65 million of total Annual Recurring Revenue** Revenue and Non-GAAP Net Loss* Outlook $95.3 ($35.7M) +44% YOY Non-GAAP Net Loss outlook* $ in Millions Revenue Outlook* $ in Millions $114.0 ($20.0M) +20% YOY Software Products and Services represents approximately 2/3 of the revenue mix, with over 3,000 customers and over $100 million in sales pipeline. Fiscal 2025 Non-GAAP Net Loss improvement will largely be driven by historical improvements in operating structure, including over $40.0 million of annualized cost reductions over the past two years, and growth in revenue. Post the divestiture, pathway to projected cash flow positive on a Non-GAAP basis is now targeted to Fiscal 2026. Fiscal 2025 revenue growth at the high end will be driven by timing and recognition of larger Public Sector deals, which can vary depending on the nature and timing of the underlying performance obligations. *. See Slide 7 for information regarding our business outlook for 2024 and 2025. See appendix for definition and reconciliation of non-GAAP net loss and income to GAAP net loss. **. ARR is as reported as of June 30, 2024, which remains in full post the divestiture. None of our ARR as June 30, 2024 and following the divestiture included revenue from Veritone One.

Veritone Post-Divestiture

Simplified & focused on Enterprise AI Software Solutions Services Pre-built AI applications Industry and use case specific Leverages aiWARE platform What We Sell Founded in 2014 NASDAQ: VERI 35 Issued U.S. & Foreign Patents + 93 Pending Applications 500 Employees 100+ Partners including Amazon, Google, Microsoft, Oracle, Snowflake 3,000+ Customers include major media & entertainment names Custom built AI applications, workflows, and solutions Hiring solutions Leverages aiWARE platform Consulting and professional services centered around data and AI including data readiness and modernization, AI strategy and enablement, and Managed services Who We Sell To Commercial Public Sector

Problems we solve Data explosion High cost & complexity of AI adoption Fragmented AI solutions Slow & inefficient workflows Organizations struggle to manage and leverage vast amounts of unstructured data—audio, video, and text. Single-purpose models fall short—integrating multiple cognitive engines is expensive and slow. Legacy systems and manual processes cannot keep up with increasing demands for data-driven decision-making and compliance. Most companies face barriers when integrating AI solutions that are typically fragmented and require significant integration effort.

Our Platform Solution

Veritone aiWARE

- **AI Platform**: A proprietary AI operating system that supports and offers hundreds of cognitive and generative AI models to analyze, organize, and act on data in near real-time.
- **Multi-Engine Flexibility**: aiWARE seamlessly integrates and manages hundreds of pre-trained AI models—from transcription to object detection—so companies can switch models based on specific needs.
- **Unified Platform**: Unlike competitors offering single AI tools, aiWARE delivers a comprehensive ecosystem to streamline multiple use cases (e.g., facial recognition, sentiment analysis).
- **Low-Code/No-Code Interface**: Democratizes AI adoption by allowing customers to deploy cognitive models without deep technical expertise.
- **Interoperability**: Works with existing enterprise workflows across sectors and allows organizations to switch between AI engines based on performance or use case—no vendor lock-in.
- **Scalability**: AI that grows with businesses, whether for real-time analytics, compliance, or automation.
- **Adaptive Learning**: Continuously integrates the latest AI models, ensuring state-of-the-art accuracy.



Enterprise AI OS
Kernel
Industry Applications
Application Layer
Automate Studio
OS UI/SDK
APIs
Integration Layer
Intelligent Data Lake
Data search & indexing layer
Controller
Veritone & 3rd Party Cognitive Engines
Processing layer
Adapters
Data ingestion layer

Copyright © 2024 Veritone, Inc. All rights reserved.

12

Commercial Our AI applications and custom-built AI solutions unlock tremendous value for the commercial enterprise DATA INSIGHT Veritone enables the enterprises to leverage AI to transform workflows and unlock value across functions in many industries through both pre-built AI applications and tools as well as custom AI and data projects. Gain value from video, audio, images, text, and data through metadata extraction, search, and visualization, enhancing customer support and system integrations SELECT CUSTOMERS CONTENT MANAGEMENT & MONETIZATION Unlock the full potential of your content efforts with AI-powered DAM and synthetic voice creation DATA SERVICES Our data offerings transform disorganized, fragmented data into a unified, accurate, and privacy-compliant ecosystem, empowering organizations AI APPLICATION DEV / AI WORKFLOW We turn your AI vision into a business advantage with tailored solutions, developed through a practical, business-focused approach HIRING SOLUTIONS Increase the number of qualified applicants, decrease the time to find and hire the best candidates, while removing inefficient HR processes SELECTED PARTNERS LICENSING SERVICES Our team of experts use proprietary AI technology to help find footage and navigate rights and clearances for content buyers and rights holders

Public Sector

AI-powered solutions to help **government agencies** and law enforcement to automate processes, enhance compliance, and improve operational efficiency

Veritone's public sector offerings greatly accelerate workflows for law enforcement, government, and public safety agencies. Our proprietary software suite, Intelligent Digital Evidence Management Systems, is one of the industry's first cloud-based digital evidence management solutions that integrates AI to help public safety and judicial agencies accelerate investigations.

DATA INSIGHT

Gain value from video, audio, images, text, and data through metadata extraction, search, and visualization, enhancing customer support and system integrations

REDACTION

Save time and costs while freeing up valuable resources by using Veritone AI to automate the redaction of sensitive information within audio, video and image-based evidence

BIOMETRIC IDENTIFICATION

Authenticate users, identify callers and suspects by recognizing voices and faces in videos, images, and calls

TRANSCRIPTION & TRANSLATION

Legal and contact center teams, automate manual work with near-real-time transcription and translation of any data source

HIRING SOLUTIONS

Increase the number of qualified applicants, decrease the time to find and hire the best candidates, while removing inefficient HR processes

PERSON-OF-INTEREST TRACKING

Track persons of interest across video files regardless of source without using personal identifiable information (PII)

SELECT CUSTOMERS

CDAO

U.S. AIR FORCE

SELECTED PARTNERS

Deloitte. leidos PAE

epiq GovQA Microsoft CACI

shi carahsoft CDW-G ORACLE

Copyright © 2024 Veritone, Inc. All rights reserved.

14

Supplemental Financial Information

Supplemental Financial Information Our customer composition is diverse and includes various segments across our verticals, each with different purchasing trends and pricing models. In order to provide enhanced visibility into our growth composition and broad customer base, we have added ARR as a key metric and defined our customer count methodology. “Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by Veritone to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services customers inclusive of Broadbean. “Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring revenue during the last month of the applicable quarter for all Total Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue (SaaS). Annual Recurring Revenue (SaaS) includes only subscription-based SaaS revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues. “Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue (Consumption) is not comparable to Average Annual Revenue. Annual Recurring Revenue (Consumption) includes only non-recurring and/or consumption-based revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues. “Annual Recurring Revenue” represents Annual Recurring Revenue (SaaS) and Annual Recurring Revenue (Consumption) “Non-GAAP Net Loss or Income” is the Company’s net income (loss) adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and diligence costs, and severance and executive search costs. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) e, are detailed in the reconciliations attached to this presentation. DEFINITIONS

Financial Results for the Three and Nine Months Ended September 30, 2024 (Preliminary Unaudited) and 2023 (Historical Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
$ in Millions	2024 (Preliminary)	2023	2024 (Preliminary)	2023
Revenue	$21.9 - $22.1	$28.0	$73.3 - $73.6	$72.9
Operating Expenses	-	-	-	-
Cost of Revenue	6.3 - 6.5	7.0	19.7 - 19.9	21.4
Sales and marketing, research & development and general and administrative	32.2 - 32.6	39.7	104.7 - 105.0	113.9
Amortization	6.0	6.5	18.0	17.1
Total Operating Expense	44.5 - 45.1	53.2	142.0 - 142.6	152.4
Loss from Operations	(22.4) - (23.2)	(25.2)	(68.5) - (69.3)	(79.5)
Other Income (expense), net	(3.0) - (3.5)	(2.6)	(9.5) - (10.0)	1.1
Loss from continuing operations before income tax	(25.4) - (26.7)	(27.7)	(78.1) - (79.3)	(78.4)
Benefit from (provision from) income taxes	2.0 - 3.0	1.0	3.1 - 4.1	2.6
Loss from continuing operations	($23.4) - ($23.7)	($26.8)	($74.8) - ($75.1)	($75.8)
Income from discontinued operations, net of income taxes(1)	1.2 - 1.8	2.2	4.5 - 5.1	5.0
Net Loss	($21.6) - ($22.5)	($24.5)	($68.8) - ($70.7)	($70.8)
Non-GAAP Net Loss:				
Non-GAAP Net Loss From Continuing Operations(2)	($10.8) - ($11.3)	($10.2)	($31.8) - ($32.4)	($35.7)
Non-GAAP Net Income from Discontinued Operations(3)	3.8 - 4.1	2.3	9.2 - 9.5	5.2
Non-GAAP Net Loss(2)	**($7.0) - ($7.2)**	**($7.9)**	**($22.6) - ($22.9)**	**($30.5)**

(1) See page 18 for reconciliation.
(2) See page 19 for reconciliation.
(3) See page 20 for reconciliation.

17

Three Months Ended September 30, Nine Months Ended September 30, $ in Millions 2024 (Preliminary) 2023 2024 (Preliminary 2023 Revenue $8.5 - $8.7 $7.2 $23.0 - $23.2 $20.5 Operating Expenses - - - - Cost of Revenue 0.3 0.2 0.7 0.4 Sales and marketing, research & development and general and administrative 5.7 - $5.9 4.7 14.5 - 14.7 14.8 Amortization - 0.2 - 0.7 Total Operating Expense 6.0 - 6.2 5.0 15.2 - 15.4 15.8 Loss from Operations $2.3 - $2.7 $2.1 $2.5 - $3.0 $4.7 Other Income (expense), net (0.8) - (1.0) (0.1) 2.5 - 3.0 (0.3) Loss from continuing operations before income tax $1.5 - $1.8 $2.2 $4.8 - $5.1 $5.0 (Benefit from) provision from income taxes (0.3) - 0.0 (0.0) (0.2) - 0.1 (0.0) Income from discontinued operations, net of income taxes $1.2 - $1.8 $2.2 $4.5 - $5.1 $5.0 Income from Discontinued Operations, Net of Income Taxes for the Three and Nine Months Ended September 30, 2024 (Preliminary Unaudited) and 2023 (Unaudited)

Reconciliation GAAP Net Loss to Non-GAAP Net Loss (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
$ in Millions	2024 (Preliminary)	2023	2024 (Preliminary)	2023
Net Loss	**($21.6) - ($22.5)**	**($24.5)**	**($68.8) - ($70.7)**	**($70.8)**
Income from discontinued operations, net of income taxes	(1.2) - (1.8)	(2.2)	(4.5) - (5.1)	(5.0)
(Benefit from) provision for income taxes	(2.0) - (3.0)	(0.9)	(3.1) - (4.1)	(2.6)
Depreciation and amortization	7.2	7.8	21.7	20.1
Stock-based compensation expense	2.3	2.0	5.9	8.2
Purchase consideration expense[(1)]	0.4	0.8	1.3	1.5
Interest expense, net	3.7	0.3	9.8	2.1
Foreign currency impact	(0.4)	2.2	-	(0.5)
Acquisition and due diligence costs[(2)]	0.3 - 0.4	3.6	3.2 - 3.3	8.3
Loss (gain) on sale	-	-	0.2	(2.6)
Contribution of business held for sale[(3)]	-	-	-	1.8
Variable consultant performance bonus expense[(4)]	-	-	-	1.0
Severance and executive transition costs	1.4	0.8	4.4	2.8
Non-GAAP Net Loss from continuing operations	($10.8) - ($11.3)	($10.2)	($31.8) - ($32.4)	($35.7)
Non-GAAP Net Income from discontinued operations	3.8 - 4.1	2.3	9.2 - 9.5	5.2
Non-GAAP Net Loss	**($7.0) - ($7.2)**	**($7.9)**	**($22.6) - ($22.9)**	**($30.5)**

(1) Purchase consideration expense includes consideration related to acquisitions.
(2) For the three and nine months ended September 30, 2024, acquisition and due diligence costs are comprised of professional fees related to acquisitions and divestitures.
(3) Contribution of business held for sale relates to the net loss for the periods presented for the Company's energy group that the Company divested during the second quarter of 2023.
(4) Variable consultant performance bonus expense represents the bonus payments paid to Chad Steelberg, currently a director serving on the Company's Board of Directors (the "Board"), and formerly its Chairman of the Board and Chief Executive Officer, as a result of his achievement of the performance goals pursuant to his consulting agreement with the Company.

Copyright © 2024 Veritone, Inc. All rights reserved.

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Three Months Ended September 30, Nine Months Ended September 30, $ in Millions 2024 (Preliminary) 2023 2024 (Preliminary) 2023 Income from discontinued operations, net of income taxes $1.2 - $1.8 $2.2 $4.5 - $5.1 $5.0 (Benefit from) provision for income taxes 0.3 - 0 (0.0) 0.2 - (0.1) (0.0) Depreciation and amortization - 0.0 - 0.0 Stock-based compensation expense 0.1 0.1 0.2 0.4 Interest expense, net 1.0 (0.1) 2.9 (0.3) Acquisition and due diligence costs(1) 1.3 - 1.4 - Severance and executive transition costs - 0.0 - 0.1 Non-GAAP Net Income from discontinued operations $3.8 - $4.1 $2.3 $9.2 - $9.5 $5.2 For the three and nine months ended September 30, 2024, acquisition and due diligence costs are comprised of professional fees related to acquisitions and divestitures. Reconciliation of GAAP Income from Discontinued Operations to Non-GAAP Net Income From Discontinued Operations (Unaudited)

Reconciliation of Expected GAAP Net Loss Range to Expected Non-GAAP Loss Range (Unaudited) Year Ended December 31, $ in Millions 2024 2025 Net Loss ($53.2) - ($48.4) ($77.7) - ($64.5) Income from discontinued operations, net of income taxes (34.1) -  (35.3) - (Benefit from) provision for income taxes (4.5) -  (5.5) 1.0 - (1.0) Interest expense, net 9.9 12.0 - 11.0 Depreciation and amortization 28.9 28.0 Stock-based compensation expense 7.7 -  7.6 6.7 - 7.5 Variable consultant performance bonus expense - - Acquisition and due diligence costs 2.0 - Purchase consideration expense 1.7 1.5 Foreign currency impact - - Gain on sale 0.2 - Severance and executive transition costs 4.4 3.5 -  2.5 Non-GAAP Net Loss from Continuing Operations ($37.0) - ($34.5) ($25.0) -  ($15.0) Non-GAAP Net Income from discontinued operations 9.5 - 9.8 - Non-GAAP Net Loss ($27.5) - ($24.7) ($25.0) -  ($15.0)

Twelve Months Ended December 31, $ in Millions 2024 2025 Net Income from discontinued operations ($34.1) - ($35.3) - (Benefit from) provision for income taxes 0.1 - Interest expense, net 14.9 - Depreciation and amortization 0.1 - Stock-based compensation expense 0.5 - Variable consultant performance bonus expense - - Acquisition and due diligence costs 3.3 - Purchase consideration expense - - Purchase consideration expense - - Foreign currency impact - - Gain on sale (44.0) -  (45.0) - Severance and executive transition costs - - Contribution of business held for sale - - Non-GAAP Net Income from Discontinued Operations $9.0 -  $9.2 - Reconciliation of Expected GAAP Net Income from Discontinued Operations Range to Expected Non-GAAP Net Income From Discontinued Operations Range (Unaudited)

Thank you.